EXHIBIT 23.1


                          Independent Auditors' Consent
                   and Report on Financial Statement Schedule


To the Board of Directors
Boeing Capital Corporation

We consent to the incorporation by reference in the Registration Statement No. 333-37635 on Form S-3 of Boeing Capital Corporation of our report dated January 23, 1998, appearing in the Annual Report on Form 10-K of Boeing Capital Corporation for the year ended December 31, 1997.

Our audit of the financial statements referred to in our aforementioned report also included the financial statement schedule of Boeing Capital Corporation listed in item 14(a)2. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.


/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
March 27, 1998